UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 10, 2010

INNOTRAC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Georgia	000-23741	58-1592285
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6465 East Johns Crossing, Johns Creek, GA	30097
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	678-584-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2010, Innotrac Corporation, (“Innotrac”) received a letter from The Nasdaq Stock Market stating that its application to transfer the listing of Innotrac’s common stock from The Nasdaq Global Market to The Nasdaq Capital Market had been approved.  The transfer will be effective at the opening of the market on Tuesday June 15, 2010.  Innotrac’s common stock will continue to trade under the symbol “INOC”.

On June 14, 2010, Innotrac issued a press release with respect to this matter.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.99.1 Innotrac Corporation press release dated June 14, 2010 announcing transfer of the listing of fits commons stock from The Nasdaq Global Market to The Nasdaq Capital Market effective June 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION

/s/ Scott D. Dorfman
Date: June 14, 2010	Scott D. Dorfman President, Chairman and Chief Executive Officer